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                                                                    Exhibit 99.1


       Certification Of Periodic Financial Report Pursuant to Section 906
            of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350


     In connection with the Quarterly Report of First Capital Income Properties, Ltd - Series XI (the "Partnership") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Douglas Crocker, as President and Chief Executive Officer of First Capital Financial, L.L.C., the General Partner of the Partnership (the "General Partner"), and Philip Tinkler, as Vice President - Finance and Treasurer of the General Partner, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



/s/ Douglas Crocker
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Douglas Crocker
President and Chief Executive Officer
November 13, 2002



/s/ Philip Tinkler
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Philip Tinkler
Vice President - Finance and Treasurer
November 13, 2002